Exhibit 99.1

Determine/Daina Screen Rapid
Diagnostics Product Line of
Abbott Diagnostics Division of
Abbott Laboratories

Determine/Daina Screen Rapid Diagnostics
Statements as of February 28, 2005, November 30,
2004 and 2003 and for the Three-Month Period Ended
February 28, 2005 and the Years Ended
November 30, 2004, 2003, and 2002 and
Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Management of Abbott Diagnostics Division of
Abbott Laboratories
Abbott Park, Illinois

We have audited the accompanying statements of net assets sold of the Determine/Daina Screen Rapid Diagnostics Product Line (the “Product Line”) of Abbott Diagnostics Division of Abbott Laboratories (“Abbott”) as of February 28, 2005 and November 30, 2004 and 2003, and the related statements of net sales in excess of expenses for the three-month period ended February 28, 2005 and the years ended November 30, 2004, 2003 and 2002 (the “Statements”), pursuant to the Asset Purchase Agreement between Abbott and Inverness Medical Innovations, Inc. (“Inverness”) dated May 28, 2005 (the “Agreement”), as described in Note 1 to the Statements.  These Statements are the responsibility of Abbott’s management.  Our responsibility is to express an opinion on the Statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying Statements were prepared to present the net assets sold and the related net sales in excess of expenses of the Product Line of Abbott Diagnostics Division of Abbott Laboratories pursuant to the Agreement described in Note 1, and are not intended to be a complete presentation of the Product Line’s assets, liabilities, revenues or expenses.

In our opinion, the Statements present fairly, in all material respects, the net assets sold of the Product Line as of February 28, 2005, November 30, 2004 and 2003 and the related net sales in excess of expenses for the three-month period ended February 28, 2005 and the years ended November 30, 2004, 2003 and 2002, pursuant to the Agreement referred to in Note 1, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Chicago, Illinois

June 14, 2005

DETERMINE/DAINA SCREEN RAPID DIAGNOSTICS

PRODUCT LINE OF ABBOTT DIAGNOSTICS

DIVISION OF ABBOTT LABORATORIES

STATEMENTS OF NET ASSETS SOLD

FEBRUARY 28, 2005, NOVEMBER 30, 2004 AND 2003

(Dollars in thousands)

	February 28,	November 30,
	2005	2004	2003

Net manufacturing assets	$1,377	$1,548	$1,900

See notes to statements.

DETERMINE/DAINA SCREEN RAPID DIAGNOSTICS

PRODUCT LINE OF ABBOTT DIAGNOSTICS

DIVISION OF ABBOTT LABORATORIES

STATEMENTS OF NET SALES IN EXCESS OF EXPENSES

FOR THE THREE-MONTH PERIOD ENDED FEBRUARY 28, 2005

AND YEARS ENDED NOVEMBER 30, 2004, 2003 AND 2002

(Dollars in thousands)

	February 28,	November 30,
	2005	2004	2003	2002

NET SALES	$5,674	$25,125	$23,605	$21,645

COST OF SALES	2,469	14,886	13,566	11,631

GROSS MARGIN	3,205	10,239	10,039	10,014

OTHER EXPENSES	454	2,010	1,888	1,732

NET SALES IN EXCESS OF EXPENSES	$2,751	$8,229	$8,151	$8,282

See notes to statements.

DETERMINE/DAINA SCREEN RAPID DIAGNOSTICS
PRODUCT LINE OF ABBOTT DIAGNOSTICS
DIVISION OF ABBOTT LABORATORIES

NOTES TO DETERMINE/DAINA SCREEN RAPID DIAGNOSTICS STATEMENTS
THREE-MONTH PERIOD ENDED FEBRUARY 28, 2005 AND
YEARS ENDED NOVEMBER 30, 2004, 2003 AND 2002
(Dollars in thousands)

1.                      BASIS OF PRESENTATION

Abbott Laboratories (“Abbott”) and Inverness Medical Innovations, Inc. (“Inverness”) entered into an Asset Purchase Agreement (the “Agreement”) dated May 28, 2005.  The Agreement transfers the ownership rights to certain assets related to the developing, manufacturing, marketing and selling of the Determine/Daina Screen Rapid Diagnostics Product Line (the “Product Line”) of the Abbott Diagnostics Division of Abbott Laboratories.  The assets sold include certain manufacturing and intellectual property assets, the worldwide rights and trademarks for the Product Line as well as the transfer of certain licenses.  The intangible assets sold and licenses transferred did not have a historical net book value prior to the sale.

The accompanying Determine/Daina Screen Rapid Diagnostics statements present the net assets sold and the net sales in excess of expenses of the Product Line (the “Statements”).  These Statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

These Statements set forth only net sales and expenses attributable to the Product Line and do not include all the costs and expenses associated with a stand-alone, separate company.  Accordingly, not included in expenses are certain regulatory costs, income tax expense, cash management/treasury functions and various services provided by Abbott or divisions thereof not directly associated with the assets sold or to the generation of the net sales presented.

2.                      ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business—Abbott produces and markets rapid response diagnostic tests through the Determine and Daina Screen brand names.  These tests, which provide rapid qualitative results for detecting several diseases, including hepatitis, HIV and syphilis, are manufactured at Abbott’s facility in Matsudo, Japan.  The Product Line is sold outside of the United States (“U.S.”) to end users in retail markets and through Abbott-owned distribution centers and third-party distributors.

Basis of Consolidation—The Statements of foreign affiliates are generally measured using the local currency as the functional currency.  Net assets denominated in non-U.S.-dollar currencies are translated into U.S. dollar equivalents using year-end foreign exchange rates.  Sales and expenses are translated monthly at amounts that approximate average exchange rates for the period.

Use of Estimates—The preparation of the Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of net assets sold at the date of the Statements, and the reported amounts of net sales and expenses during the reported periods.  Actual results could differ from those estimates.

Net Manufacturing Assets—Net manufacturing assets consist of machinery and equipment used to manufacture and package product inventory.  The machinery and equipment are primarily located at Abbott’s Matsudo, Japan plant that manufactures and packages inventory for the Product Line.  Net manufacturing assets are stated at cost less accumulated depreciation of approximately $5,874, $5,858, and $5,020, at February 28, 2005 and November 30, 2004 and 2003, respectively, which is provided using the straight-line method over the estimated useful lives of the assets ranging from three years to ten years.

Revenue Recognition—Revenue from product sales is recognized upon passage of title and risk of loss to customers.  Provisions for returns and other adjustments are recorded as a reduction of gross sales in the period related sales are recorded.

Cost of Sales—Cost of sales includes direct costs to manufacture inventory and includes an allocation of the Product Line’s variable and fixed overhead based on Abbott Diagnostics Division manufacturing costs.  In addition, certain costs including manufacturing management, freight and distribution are allocated based on a historical relationship between sales of the Product Line and sales of other similar Abbott Diagnostics Division products.  Management believes these allocations to be reasonable.

Other Expenses—Allocation of indirect selling, general and administrative expenses has been made using a historical relationship between sales of the Product Line and sales of other similar Abbott Diagnostics Division products.  Management believes these allocations to be reasonable.

Commitments and Contingencies—There are no material patent lawsuits, claims and proceedings related to the Product Line pending.

3.                      RELATED PARTY TRANSACTIONS

On September 30, 2003, Inverness entered into an asset purchase agreement (“2003 Agreement”) to purchase another rapid diagnostic product line for tests marketed through the FactPlus, TestPack and Signify brand names (“Rapid Tests”) from Abbott for $92.5 million.  In accordance with this 2003 Agreement, Abbott continues to manufacture and distribute these Rapid Tests and perform certain administration functions including receivables collections on behalf of Inverness in certain locations around the world.

During the three-month period ended March 31, 2005 and the years ended December 31, 2004, 2003, and 2002, Abbott recorded revenue of $3,106, $30,680, $9,437, and $0 related to the manufacturing and distribution of the Rapid Tests and recorded a balance payable to Inverness of $93, $921 and, $1,006 as of March 31, 2005, December 31, 2004 and 2003.  During the three-month period ended March 31, 2005 and the years ended December 31, 2004, 2003, and 2002, Abbott remitted cash collections of $1,254, $10,165, $1,719, and $0, respectively, to Inverness for the net amounts due in accordance with the 2003 Agreement.

In addition, during the three-month period ended March 31, 2005 and the years ended December 30, 2004, 2003, and 2002, Abbott purchased $42, $357, $4,341, and $5,108, respectively, of inventory from and paid royalties of $23, $98, $447, and $580, respectively, to Inverness and its subsidiaries.

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